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                              LA QUINTA INNS, INC.

                                 ---------------

                              AMENDED AND RESTATED
                                     BY-LAWS

                                ----------------


                            Restated with Amendments
                              Through May 26, 1994



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                                TABLE OF CONTENTS


Article                                                                     Page
                                                                            ----

I.        STOCKHOLDERS

     1.1       Annual Meeting                                                 1
     1.2       Special Meetings                                               1
     1.3       Notice of Meetings                                             1
     1.4       Quorum                                                         2
     1.5       Organization                                                   2
     1.6       Conduct of Business                                            2
     1.7       Proxies and Voting                                             3
     1.8       Stock List                                                     3


II.       BOARD OF DIRECTORS

     2.1       Number, Term of Office and Removal                             3
     2.2       Vacancies                                                      4
     2.3       Chairman of the Board                                          4
     2.4       Regular Meetings                                               5
     2.5       Special Meetings                                               5
     2.6       Quorum                                                         5
     2.7       Participation in Meetings by Conference Telephone              5
     2.8       Conduct of Business                                            5
     2.9       Powers                                                         6
     2.10      Compensation of Directors                                      6
     2.11      Interest of Directors, Officers and Stockholders               6

III.      COMMITTEES

     3.1       Committees of the Board of Directors                           7
     3.2       Conduct of Business                                            7

IV.       OFFICERS

     4.1       Generally                                                      7
     4.2       Officers - How Elected                                         8
     4.3       Term of Office                                                 8
     4.4       Other Officers and Agents                                      8
     4.5       President                                                      8
     4.6       Executive and Senior Vice Presidents and Vice Presidents       9
     4.7       Secretary and Assistant Secretaries                           10


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     4.8       Controller                                                    10
     4.9       Treasurer                                                     11
     4.11      General Counsel                                               11
     4.11      Duties of Officers may be delegated                           11
     4.12      Removal                                                       12
     4.13      Salaries and Compensation                                     12

V.        INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS                  12

VI.       STOCK

     6.1       Certificates of Stock                                         14
     6.2       Payment for Shares                                            14
     6.3       Transfers of Stock                                            14
     6.4       Record Date                                                   14
     6.5       Lost, Stolen or Destroyed Certificates                        15
     6.6       Regulations                                                   15

VII.      NOTICES

     7.1       Notices                                                       15
     7.2       Waivers                                                       15

VIII.     MISCELLANEOUS

     8.1       Facsimile Signatures                                          16
     8.2       Corporate Seal                                                16
     8.3       Reliance upon Books, Reports and Records                      16
     8.4       Fiscal Year                                                   16
     8.5       Time Periods                                                  16

IX.       AMENDMENTS

     9.1       Amendments to By-Laws                                         17


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                              LA QUINTA INNS, INC.
                          AMENDED AND RESTATED BY-LAWS


                            ARTICLE I - STOCKHOLDERS


SECTION 1.1.   ANNUAL MEETING

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders. It is provided, however, that in the event of a change in fiscal year-end, the Board of Directors may, in its discretion, extend the period between required annual meetings by the amount of time (the "Transition Period") between the old and new fiscal year-ends.

SECTION 1.2.   SPECIAL MEETINGS

     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the chairman of the board, president, Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting, and shall be held at such place, on such date and at such time as they or he shall fix.

SECTION 1.3.   NOTICE OF MEETINGS

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than fifty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Business Corporation Act of the State of Texas or the Certificate of Incorporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.


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SECTION 1.4.   QUORUM

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at the adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting. In no event, however, shall a quorum consist of the holders of less than one-third of the shares entitled to vote.

     The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 1.5.   ORGANIZATION

     Such person as the Board of Directors may have designated or, in the absence of such a person, the chairman of the board, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 1.6.   CONDUCT OF BUSINESS

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.


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SECTION 1.7.   PROXIES AND VOTING

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed with the secretary of the corporation prior to or at the time of the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise required by law.

     All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

SECTION 1.8.   STOCK LIST

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the registered office of the corporation.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present: This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                         ARTICLE II - BOARD OF DIRECTORS

SECTION 2.1.   NUMBER, TERM OF OFFICE AND REMOVAL

     The number of directors who shall constitute the whole Board shall be such number not less than three nor more than fifteen as the Board of Directors shall at


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the time have designated.  The directors shall be elected annually by the stockholders, except as provided in Section 2.2 of these by-laws. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders, to the extent permitted by applicable law, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors when in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

     At any special meeting of the stockholders called expressly for the purpose of removing any director or directors, any director or directors may be removed, but only for cause, by a vote of the holders of a majority of the shares issued and outstanding as of the record date for such special meeting. For purposes of this Section 2.1, "cause" shall mean any willful and gross misconduct by the director that is materially adverse to the best interests of the corporation and, if the subject of a criminal proceeding, could result in a criminal conviction for a felony, as determined conclusively by a majority of the disinterested directors.

SECTION 2.2.   VACANCIES

     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified; PROVIDED, HOWEVER, that any vacancy created upon the removal of a director or directors by the vote of the holders of a majority of the shares then issued and outstanding as provided in Section 2.1 hereof shall be filled by the vote of the holders of a majority of the shares issued and outstanding as of the record date for such special meeting, which meeting may be the same meeting at which the vacancy is created.

SECTION 2.3.   CHAIRMAN OF THE BOARD

     The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and he shall have such other powers and duties as from time to time may be assigned to him by the Board of Directors. The Board of Directors may also appoint a vice chairman or vice chairmen to serve in the absence of the chairman.


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SECTION 2.4.   REGULAR MEETINGS

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 2.5.   SPECIAL MEETINGS

     Special meetings of the Board of Directors may be called by the chairman of the board, and shall be held at such place, on such date, and at such time as they or he shall fix. Written or oral notice of the place, date, and time of each such special meeting shall be given to each member of the Board of Directors, other than those members who waive such notice, prior to the meeting. Unless otherwise indicated in the notice therof, any and all business may be transacted at a special meeting.

SECTION 2.6.   QUORUM

     At any meeting of the Board of Directors, a majority of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, upon 5 business days notice.

SECTION 2.7.   PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

SECTION 2.8.   CONDUCT OF BUSINESS

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.


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SECTION 2.9.   POWERS

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

SECTION 2.10.  COMPENSATION OF DIRECTORS

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

SECTION 2.11.  INTEREST OF DIRECTORS, OFFICERS AND STOCKHOLDERS

          (A) VALIDITY. If Section 2.11(B), is satisfied, no contract or other transaction between the corporation and any of its directors, officers or shareholders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or shareholder at the meeting authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

          (B) DISCLOSURE, APPROVAL, FAIRNESS. Section 2.11(A) shall apply only if:

               (1) The material facts of the relationship or interest of such director, officer or stockholder are known or disclosed: (i) to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested directors present, with each interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or (ii) to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each interested person to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

               (2) The contract or transaction is fair to the corporation as of the time it is authorized or ratified by the Board of Directors or the shareholders.


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          (C)  NON-EXCLUSIVE.  This section 2.11 shall not be construed to invalidate a contract or transaction which would be valid in the absence of the provisions of this section 2.11.

                            ARTICLE III - COMMITTEES

SECTION 3.1.   COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.

SECTION 3.2.   CONDUCT OF BUSINESS

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                              ARTICLE IV - OFFICERS

SECTION 4.1.   GENERALLY

     The officers of the corporation shall be a president, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, a treasurer, a controller and a general counsel, each of whom shall be elected by the Board of Directors at the first meeting after the annual meeting of the stockholders; provided, however, that the Board of Directors may determine in its discretion not to elect an executive and/or senior vice president of the corporation. Any of the officers of the corporation may be members of the Board


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of Directors.  Any two (2) or more offices of the corporation may be held by the same person. An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed.

SECTION 4.2.   OFFICERS - HOW ELECTED

     The officers of the corporation shall be elected or appointed by the affirmative vote of a majority of the directors voting at the first Board of Directors meeting where a quorum is present held after each annual meeting of the stockholders. Each officer so elected or appointed shall hold office until his successor shall have been duly elected or appointed and qualified or until his death, resignation, or removal by the Board of Directors.

SECTION 4.3.   TERM OF OFFICE

     Each officer of the corporation shall hold his office at the pleasure of the Board of Directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation or removal by the board, whichever occurs first. In any event, each officer of the corporation who is not re-elected at the annual meeting of the board next succeeding his election shall be deemed to have been removed by the board. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.4.   OTHER OFFICERS AND AGENTS

     The Board of Directors may from time to time also elect or, in the case of the president, appoint such other officers and agents of the corporation, which are not listed in these by-laws, as the board of directors and/or the president, as the case may be, shall deem necessary or advisable, each of whom shall serve at the pleasure of the board of directors, or the president in the event such officer or agent shall be appointed by the president, or for such period as the Board of Directors or the president, as the case may be, may specify, and such other officers and agents shall exercise such powers, have such titles, and perform such duties as shall be determined from time to time by the Board of Directors or the president, as the case may be.

SECTION 4.5.   PRESIDENT

     Subject to the authority of the Board of Directors, the president shall have general executive charge, management and control of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities including, without limitation: direction and supervision of


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the corporation's officers and other employees; execution all leases, contracts, evidences of indebtedness and other obligations in the name of the corporation and may sign all certificates for shares of capital stock of the corporation; appointment of such other officers and agents of the corporation which are not listed in these by-laws. Unless the Board of Directors otherwise determines, he shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these by-laws and as from time to time may be assigned him by the Board of Directors. The president may from time to time delegate any of the aforementioned duties and responsibilities in accordance with these by-laws to any officer who directly or indirectly reports to him.

SECTION 4.6.   EXECUTIVE AND SENIOR VICE PRESIDENTS AND VICE PRESIDENTS

     The Board of Directors may elect one or more executive or senior vice presidents and/or one or more vice presidents of the corporation, each of whom shall have such powers and perform such duties as the Board of Directors may from time to time prescribe by resolution, or as the president (in the event the president shall be the chief executive officer of the corporation) may from time to time prescribe and direct by delegation. In the absence of the president (and in the absence of the chief operating officer of the corporation, if there shall be such a separately designated officer), or in the event of the disability of said officers, the executive vice president, if there shall be one (or in the event there shall be more than one executive vice president, the executive vice presidents in the order so designated by the Board of Directors), shall perform the duties and exercise the powers of the aforementioned officers, and shall perform such other duties as the Board of Directors may from time to time prescribe by resolution, or as the president (in the event the president shall be the chief executive officer of the corporation) may from time to time prescribe or direct by delegation. In the event that there shall be no executive vice president or a separately designated chief operating officer, the senior vice president, if there shall be one (or in the event there shall be more than one senior vice president, the senior vice presidents in the order so designated by the Board of Directors), shall perform the duties and exercise the powers of the president in the absence of said officers or in the event of their disability, and shall perform such other duties as the Board of Directors may from time to time prescribe by resolution or as the president (in the event the president shall be the chief executive officer of the corporation) may from time to time prescribe and direct by delegation.


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SECTION 4.7.   SECRETARY AND ASSISTANT SECRETARIES

     The secretary or in his absence an assistant secretary, shall attend all meetings of the Board of Directors, its executive committee, and all meetings of the stockholders, and shall record or cause to be recorded the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for other standing committees of the Board when requested by the Board or any such committee to do so.

     It shall be the principal responsibility of the secretary to give, or cause to be given, notice of all meetings of the stockholders, the Board of Directors, and of its executive, and other committees, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these by-laws.

     The secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in Texas, or elsewhere, are maintained.

     The secretary shall keep in safe custody the seal of the corporation, and shall have authority to affix the seal to any instrument requiring it, and when so affixed, he shall attest the seal by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors, its executive and other committees, or the president.

SECTION 4.8.   CONTROLLER

     The controller shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation and shall render to the president of the corporation and the directors whenever they may require it, an account of all his transactions as controller and of those under his jurisdiction and of the financial condition of the corporation.

     The controller shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors, its executive committee, or the president.


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     The controller shall have the general duties, powers, and responsibility of a controller of a corporation.

SECTION 4.9.   TREASURER

     The treasurer shall have the responsibility for the safekeeping of the funds and the securities of the corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or by any officer of the corporation to whom such authority has been granted by the Board of Directors.

     The treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized, generally by the Board, and shall render to the president of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction.

     The treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors, its executive committee, or the president, and otherwise shall have the general duties, powers and responsibility of a treasurer of a corporation.

SECTION 4.10.  GENERAL COUNSEL

     The general counsel shall have overall responsibility for implementing, directing, and supervising the legal affairs of the corporation to be assisted by such additional in-house staff or outside counsel as may be appropriate.

SECTION 4.11.  DUTIES OF OFFICERS MAY BE DELEGATED

     If any officer of the corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole Board concurs therein.

     Notwithstanding anything to the contrary contained in these by-laws, the powers and duties of the officers may be altered and amended as determined from time to time by resolution of the Board or in such other manner as the Board may


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authorize not inconsistent with statutes, the certificate of incorporation, and these by-laws.

SECTION 4.12.  REMOVAL

     Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors voting at a meeting of the Board of Directors where a quorum is present, whenever in its judgment the best interests of the corporation will be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

SECTION 4.13.  SALARIES AND COMPENSATION

     Salaries and compensation of all elected offices of the corporation shall be fixed, increased or decreased by the Board of Directors, unless the Board of Directors delegates such authority to the president. Salaries and compensation of all other appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the president, or such other officer or officers as may be designated by the Board of Directors to do so.

          ARTICLE V - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     The corporation shall indemnify any person who was, is, or is threatened to be made a named party or is called as a witness in a Proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the corporation, (ii) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director or officer under the Texas Business Corporation Act, as the same exists or may hereafter be amended, including to the extent any such Proceeding involves the negligence of such person. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the corporation or elects to continue to serve as a director or officer of the corporation while this Article V is in effect. Pursuant to this Article V, the corporation grants such rights with respect to any claim arising from or relating to the services of such director or officer in any of the foregoing capacities, whether before or after the adoption of this Article V. Any repeal or amendment of this Article V shall be prospective only and shall not limit


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the rights of any such director or officer or the obligations of the corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article V. Such right shall include the right to be paid or reimbursed by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholder) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution or shareholders or directors, agreement, or otherwise.

     The corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     As used herein, the term "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.


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                               ARTICLE VI - STOCK

SECTION 6.1.   CERTIFICATES OF STOCK

     Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any or all of the signatures on on the certificate may be facsimile. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been received by the corporation.

SECTION 6.2.   PAYMENT FOR SHARES

     (A) KIND. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment of shares.

     (B) VALUATION. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

     (C) EFFECT. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

SECTION 6.3.   TRANSFER OF STOCK

     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 6.5 of Article VI of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 6.4.   RECORD DATE

     The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of


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stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

SECTION 6.5.   LOST, STOLEN OR DESTROYED CERTIFICATES

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 6.6.   REGULATIONS

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VII - NOTICES


SECTION 7.1.   NOTICES

     Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing (in writing) in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at this or her address as the same appears on the books of the corporation. The date when such notice is dispatched shall be the date of the giving of the notice.

SECTION 7.2.   WAIVERS

     A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


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                          ARTICLE VIII - MISCELLANEOUS

SECTION 8.1.   FACSIMILE SIGNATURES

     In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized by these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 8.2.   CORPORATE SEAL

     The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

SECTION 8.3.   RELIANCE UPON BOOKS, REPORTS AND RECORDS

     Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

SECTION 8.4.   FISCAL YEAR

     The fiscal year of the corporation shall be as fixed by the Board of Directors.

SECTION 8.5.   TIME PERIODS

     In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, except where otherwise provided in the by-laws, the day of the doing of the act shall be excluded and the day of the event shall be included.


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                           ARTICLE IX - AMENDMENTS

SECTION 9.1.   AMENDMENTS TO BY-LAWS

     These by-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.


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